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                                  EXHIBIT 99.2


                WRITTEN STATEMENT OF THE CHIEF FINANCIAL OFFICER


                           PURSUANT TO 18 U.S.C. 1350


     Solely for the purposes of complying with 18 U.S.C. 1350, I, Robert Dwyer, the undersigned Chief Financial Officer of National Healthcare Financial Services, Inc. (the "Company"), hereby certify, based on my knowledge, that the Quarterly Report on Form 10--QSB of the Company for the quarterly period ended September 30, 2002,(the "Report") fully complies with the requirements of
Section 13(a) of the Securities Exchange Act of 1934 and that information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.


/s/ Robert Dwyer
Robert Dwyer

January 17, 2003


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